Exhibit 3.2

                                THE COMPANIES LAW

                           A COMPANY LIMITED BY SHARES

                     ---------------------------------------

                             ARTICLES OF ASSOCIATION



                                       OF



                                  LUMENIS LTD.

                     ---------------------------------------



                           AS AMENDED ON JULY 16, 2001



                                   PRELIMINARY


     1. Table "A" Excluded. The regulations contained in the second schedule to the Companies Ordinance (New Version), 5743-1983 (the "Companies Ordinance") shall not apply to the Company.

     2. Interpretation. In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meaning set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

"The Company"                 Lumenis Ltd.

"The Statutes"                The Companies Ordinance, the Companies Law, 1999
                              (the "Companies Law") and every other Israeli law in force concerning companies limited by shares and affecting the Company.

"These Articles"              These Articles of Association as originally
                              drafted or as altered

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                              from time to time by Ordinary Resolution.

"The Office"                  The current registered office of the Company.

"Outside Director"            Shall have the meaning as set forth in Section 1
                              of the Companies Law.

"Office Holder"               Shall have the meaning set forth in Section 1 of
                              the Companies Law.

"Ordinary Resolution"         Shall have the meaning set forth in Article 28(a).

"Year" and "Month"            A Gregorian month or year.

     (b) Unless otherwise defined in these Articles or required by the context, terms used herein shall have the meaning provided therefor under the Companies Law.

     3. Amendments. These Articles may be amended or replaced at any time and from time to time, if such amendment or replacement is recommended by the Board of Directors, by an Ordinary Resolution, but in any other case by a resolution approved by the holders of at least seventy-five percent (75%) of the shares represented at a General Meeting and voted thereon.

     3A. Purpose. The purpose of the Company is to engage in any legal business. The Company may extend reasonable donations for any proper cause.


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                                  SHARE CAPITAL

     4. Share Capital. (a) The authorized share capital of the Company is NIS 10,000,000 divided into 100,000,000 (one hundred million) Ordinary Shares, par value NIS 0.1 per share.

          (b) The Ordinary Shares all rank pari passu in all respects.

     5. Increase of Authorized Share Capital. (a) The Company may, from time to time, by Ordinary Resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Ordinary Resolution shall provide.

     (b) Except to the extent otherwise provided in such Ordinary Resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares of such class included in the existing share capital without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).

     6. Special Rights; Modification of Rights. (a) Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Ordinary Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Ordinary Resolution.

          (b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these


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     Articles, may be modified or abrogated by the Company, by Ordinary
     Resolution or the sanction of a Ordinary Resolution passed at a separate General Meeting of the holders of the shares of such class.

          (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be two or more shareholders present in person or by proxy and holding not less than one third (1/3) of the issued shares of such class.

          (iii) Unless otherwise provided by these Articles, the enlargement of an authorized class of shares, or shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 6(b), to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

     7. Consolidation, Subdivision, Cancellation and Reduction of Share Capital.

     (a) The Company may, from time to time, by Ordinary Resolution (subject, however, to the provisions of Article 6(b) hereof and to applicable law):

          (i) consolidate and divide all or any part of its issued or unissued authorized share capital into shares of a per share nominal value which is larger than the per share nominal value of its existing shares;

          (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association;


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

          (iii) cancel any shares which, at the date of the adoption of such Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; or

          (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

     (b) With respect to any consolidation of issued shares into shares of a larger nominal value per share, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:

          (i) Determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share.

          (ii) Allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iii) Redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iv) Cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of


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

     Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 7(b)(iv).

     8. Issuance of Share Certificates, Replacement of Lost Certificates. (a) Share certificates shall be issued under the corporate seal of the Company and shall bear the signature of one Director, or of any person or persons authorized therefor by the Board of Directors.

     (b) Each shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

     (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

     (d) A share certificate which has been defaced, lost or destroyed, may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.

     9. Registered Holder. Except as otherwise provided in these Articles or the Statutes, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.


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

     10. Allotment and Repurchase of Shares. (a) The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot, issue or otherwise dispose of shares to such persons, on such terms and conditions (including inter alia terms relating to calls set forth in Article 12(f) hereof), and either at par or at a premium, or subject to the provisions of the Companies Law, at a discount and/or with payment of commission, and at such times, as the Board of Directors deems fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors deems fit.

     (b) The Company may at any time and from time to time, subject to the Companies Law, purchase back or finance the purchase of any shares or other securities issued by the Company, in such manner and under such terms as the Board of Directors shall determine, whether from any one or more shareholders. Such purchase shall not be deemed as payment of dividends and no shareholder will have the right to require the Company to purchase his shares or offer to purchase shares from any other shareholders.

     11. Payment in Installment. If pursuant to the terms of allotment or issue of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.

     12. Calls on Shares. (a) The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon shareholders in respect of any sum which has not been paid up in respect of shares held by such shareholders and which is not, pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time, and each


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shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such times may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

     (b) Notice of any call for payment by a shareholder shall be given in writing to such shareholder not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a shareholder, the Board of Directors may in its absolute discretion, by notice in writing to such shareholder, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given

     (c) If pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 12, and the provision of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

     (d) Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.


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     (e) Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe.

     (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls for payment in respect of such shares.

     13. Prepayment. With the approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 13 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

     14. Forfeiture and Surrender. (a) If any shareholder fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors, may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorneys' fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon); constitute a part of, the amount payable to the Company in respect of such call.

     (b) Upon the adoption of a resolution as to the forfeiture of a shareholder's share, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

     (c) Without derogating from Articles 54 and 59 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

     (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

     (e) Any share forfeited or surrendered as provided herein, shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

     (f) Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate


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

prescribed in Article 12(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another.

     (g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board of Directors form re-exercising its powers of forfeiture pursuant to this Article 14.

     15. Lien. (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

     (b) The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt,


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liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

     (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder in respect of such share (whether or not the same have matured), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

     16. Sale After Forfeiture of Surrender or in Enforcement of Lien. Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Register of Shareholders in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Register of Shareholders in respect of such share, the validity of the sale shall not be impeached by any person, and person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

     17. Redeemable Shares. The Company may, subject to applicable law, issue redeemable shares and redeem the same.

     18. Conversion of Shares into Stock. (a) The Board of Directors may, with the sanction of the shareholders previously given by Ordinary Resolution, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

     (b) The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares from which the stock arose might


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have been transferred prior to conversion, or as near thereto as circumstances admit, provided, however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

     (c) The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

     (d) The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards the minimum amount of stock so transferable, and restrict of forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

     (e) Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "shareholder") therein shall include "stock" and "stockholder".


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                               TRANSFER OF SHARES

     19. Registration of Transfer. (a) No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

     (b) The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Shareholders of registration of transfers of shares during any year for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any such period during which the Register of Shareholders is so closed.

     20. Record Date for Notices of General Meeting and Other Action. Notwithstanding any other contrary provision of these Articles, in order that the Company may determine the shareholders entitled to notice of or to vote at any Annual or Special General Meeting or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board of Directors may fix in advance, a record date, which shall not be more than twenty-one nor less than four days before the date of such meeting (or any longer or shorter period permitted by law), nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting shall apply to


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any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             TRANSMISSION OF SHARES

     21. Decedents Shares. (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21 (b) have been effectively invoked.

     (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

     22. Receivers and Liquidators. (a) The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a shareholder or its properties, as being entitled to the shares registered in the name of such shareholder.

     (b) Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate shareholder and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to a shareholder or its properties, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant


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or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

                                GENERAL MEETINGS

     23. Annual General Meeting. (a) An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place, either within or without the State of Israel, as may be determined by the Board of Directors.

     (b) Subject to the provisions of these Articles, the function of the Annual General Meeting shall be to elect the members of the Board of Directors; to appoint auditors and to fix, or authorize the directors to fix, their salaries and to transact any other business which under these Articles or the Statutes are to be transacted at a General Meeting.

     24. Special General Meetings. All General Meetings other than Annual General Meetings shall be called "Special General Meeting". The Board of Directors may, whenever it thinks fit, convene a Special General Meeting, at such time and place, within or out of the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 63 of the Companies Law.

     25. Notice of General Meetings; Omission to Give Notice. (a) Not less than twenty-one (21) days' prior notice shall be given of every General Meeting. Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat, said notice to be given to all shareholders who would be entitled to attend and vote at such meeting. Notice of a General Meeting shall be given in accordance with the Statutes and any other applicable law, and otherwise as the Board of Directors may determine. Anything therein to the contrary notwithstanding, with the consent of all shareholders entitled to


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

vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

     (b) The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice sent to such shareholder, shall not invalidate the proceedings at such meeting.

     (c) No shareholder present, in person or by proxy, at the commencement of a General Meeting shall be entitled to seek the abolishment of any proceedings or resolutions adopted at such General Meeting on account of any defect in the notice of such meeting relating to the time or the place thereof, or any item to be acted upon at such meeting which is such that is usually acted upon at Annual General Meetings of the Company.

                         PROCEEDINGS AT GENERAL MEETINGS

     26. Quorum. (a) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

     (b) In the absence of contrary provisions in these Articles, two or more shareholders (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate at least thirty three and a third percent (331/3%) of the voting power of the Company, shall constitute a quorum of General Meetings.

     (c) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting (other than an adjourned separate meeting of a particular class of shares as referred to in Article 6 of these Articles), if the original meeting


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

was convened upon requisition under Section 63 of the Companies Law, one or more shareholders, present in person or by proxy, and holding the number of shares required for making such requisition, shall constitute a quorum, but in any other case any two (2) shareholders (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

     27. Chairman. The Chairman, if any, of the Board of Directors, shall preside as Chairman at every General Meeting of the Company. If at any meeting the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Co-Chairman shall preside at the meeting. If at any such meeting both the Chairman and the Co-Chairman are not present of are unwilling to act as Chairman, shareholders present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

     28. Adoption of Resolutions at General Meetings. (a) (i) An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

          (ii) Any matter required under the Companies Ordinance to be approved by a Special or Extraordinary Resolution shall be deemed adopted if approved by an Ordinary Resolution, except as otherwise mandated by any provision of the Companies Ordinance then still in effect.

     (b) Every question submitted to a General Meeting shall be decided by a written ballot

     (c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the


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minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

     29. Resolutions in Writing. A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at General Meetings or to which all such shareholders have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

     30. Power to Adjourn. The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

     31. Voting Power. Subject to the provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every shareholder shall have one vote for each share held by him of record or in his name with an "exchange member" and held of record by a "nominees company" (as such terms are defined under Section 1 of the Companies
Law), on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

     32. Voting Rights. (a) No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him in respect of his shares in the Company have been paid, but this Article 32(a) shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).


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

     (b) A company or other corporate body being a shareholder of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

     (c) Any shareholder entitled to vote may vote either in person or by proxy (who need not be shareholder of the Company), or, if the shareholder is a company or other corporate body, by representative authorized pursuant to
Article 32(b).

     (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 32(d), seniority shall be determined by the order of registration of the joint holders in the Register of Shareholder.

                                     PROXIES

     33. Instrument of Appointment. (a) An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

         "I, ________________________, of ______________________________
               (Name of Shareholder)         (Address of Shareholder)

          being a shareholder of Lumenis Ltd. hereby appoint

          __________________________, of _______________________________,
               (Name of Proxy)                 (Address of Proxy)

          as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ____ day of ___________, ______ and at any adjournment(s) thereof.

          Signed this _________ day of ______________, ________.


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